I.D. Systems Reports Third Quarter 2017 Results

Revenue Up 35% to $11.1 Million

Woodcliff Lake, NJ — November 9, 2017 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management technology and solutions for the Industrial Internet of Things, reported results for the third quarter ended September 30, 2017.

Management Commentary

“The third quarter demonstrated the same strong growth and operational momentum we experienced in the second quarter,” said I.D. Systems CEO Chris Wolfe. “Our encouraging results were driven by solid contributions across our business and were not dependent upon one large VMS deal as they have been in the past. In addition, our Trailer Tracking business continues to be a stable and profitable contributor. This improved diversification produced a healthy 35% increase in our topline, and our optimized cost structure improved our profitability metrics for the second consecutive quarter.

“Operationally, we made progress on our growth plan, demonstrated by the several new wins across our business. In addition to meeting all of our program deliverables with Avis during the third quarter, we won a significant refresh and new site rollout with Toyota. On top of this, we are working with Toyota’s material handling division to deploy a white-labelled version of our industry-leading PowerFleet technology over the next several quarters. In our EMEA region, we secured an impressive win with one of the world’s largest online retailers and are currently implementing PowerFleet at several of their locations throughout Europe.

“To supplement our organic growth and to give us a stronger presence in the small-to-mid-tier market, during the third quarter we acquired substantially all of the assets of Keytroller, a manufacturer and marketer of electronic products for managing forklifts and construction vehicles. The accretive acquisition gives us a full suite of product offerings capable of covering any sized fleet and budget. The integration is proceeding as planned, and Keytroller’s sales exceeded expectations for August and September, demonstrating the immediate sales synergies between our organizations. Keytroller provides our industrial truck business more scale, both from a product and revenue standpoint, as well as positions us to achieve sustained non-GAAP profitability. Concurrent with our acquisition of Keytroller, we significantly improved our balance sheet and cash position and eliminated our line of credit.

“With Keytroller as an integral part of our business, I.D. Systems has truly become a leading single source of fleet management technology for industrial truck owners and operators in the market globally. This competitive position helps us compete more effectively and diversify our revenue sources to ultimately drive long-term sustainable growth and shareholder value.”

Third Quarter 2017 Financial Results

Revenue increased 4% to $11.1 million from $10.7 million in the prior quarter and increased 35% from $8.2 million in same year-ago period. The increase was primarily due to higher vehicle management systems (VMS) revenue and rental fleet revenue from the company’s agreement with Avis Budget Group, as well as contribution from Keytroller, which was acquired in August 2017.

Recurring revenue increased 5% to $4.7 million from $4.5 million in the same period a year ago.

Gross margin increased to 50.8% from 48.7% in the same period a year ago.

Selling, general and administrative expenses were $5.2 million, compared to $5.0 million in the same year-ago period. The increase was due to expenses related to the Keytroller acquisition.

Research and development expenses were $958,000, compared to $1.1 million in the same year-ago quarter.

Excluding stock-based compensation, depreciation and amortization, foreign currency translation losses, and acquisition-related expenses, non-GAAP net income totaled $287,000 or $0.02 per basic and diluted share, compared to non-GAAP net loss of $1.4 million or $(0.11) per basic and diluted share in the same year-ago quarter.

Net loss totaled $586,000 or $(0.04) per basic and diluted share, an improvement from a net loss of $2.1 million or $(0.16) per basic and diluted share in the same year-ago quarter.

For the nine-month period ended September 30, 2017, net cash provided by operations was $3.9 million, compared to net cash used in operations of $1.3 million in the same period of 2016.

At quarter-end, the company had $17.4 million in cash, cash equivalents and marketable securities, compared to $10.3 million at the end of the prior quarter.

Investor Conference Call

I.D. Systems management will discuss the results of the company’s operations and business outlook on a conference call today (Thursday, November 9, 2017) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

Company CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where financial analysts and major institutional shareholders can ask questions.

U.S. dial-in: 877-307-1379

International dial-in: 443-877-4066

The conference call will be broadcast simultaneously and available for replay for 90 days in the investor section of the company’s website at www.id-systems.com.

If you have any difficulty connecting with the conference call, please contact I.D. Systems’ investor relations team at 949-574-3860.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Florida, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including rental cars, industrial vehicles, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2016. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contact

Ned Mavrommatis, CFO

ned@id-systems.com

201-996-9000

Investor Contact

Matt Glover

Liolios Group, Inc.

IDSY@liolios.com

949-574-3860

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
Revenue:
Products	$4,561,000	$6,490,000	$15,761,000	$17,199,000
Services	3,654,000	4,596,000	11,835,000	12,592,000

	8,215,000	11,086,000	27,596,000	29,791,000
Cost of revenue:
Cost of products	3,018,000	3,475,000	10,346,000	9,717,000
Cost of services	1,195,000	1,984,000	3,325,000	4,756,000

	4,213,000	5,459,000	13,671,000	14,473,000

Gross profit	4,002,000	5,627,000	13,925,000	15,318,000

Operating expenses:
Selling, general and administrative expenses	4,984,000	5,213,000	14,789,000	15,184,000
Research and development expenses	1,098,000	958,000	3,420,000	3,050,000

	6,082,000	6,171,000	18,209,000	18,234,000

Loss from operations	(2,080,000)	(544,000)	(4,284,000)	(2,916,000)
Interest income	65,000	59,000	218,000	169,000
Interest expense	(78,000)	(100,000)	(222,000)	(248,000)
Other income, net	1,000	(1,000)	1,000	(1,000)

Net loss	$(2,092,000)	$(586,000)	$(4,287,000)	$(2,996,000)

Net loss per share - basic and diluted	$(0.16)	$(0.04)	$(0.33)	$(0.21)

Weighted average common shares outstanding -basic and diluted	13,004,000	16,190,000	12,946,000	14,311,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

Net loss attributable to common stockholders	$(2,092,000)	$(586,000)	$(4,287,000)	$(2,996,000)
Depreciation and amortization	168,000	349,000	522,000	742,000
Stock-based compensation	472,000	556,000	1,499,000	1,853,000
Foreign currency translation	41,000	(133,000)	164,000	(406,000)

Acquisition related fees	-	101,000	-	251,000

Non-GAAP (loss) income	$(1,411,000)	$287,000	$(2,102,000)	$(556,000)

Non-GAAP net loss per share - basic and diluted	$(0.11)	$0.02	$(0.16)	$(0.04)

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2016*	September 30, 2017
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,972,000	$5,546,000
Restricted cash	305,000	305,000
Investments - short term	115,000	1,286,000
Accounts receivable, net	9,585,000	9,379,000
Financing receivables - current, net	1,766,000	1,488,000
Inventory, net	3,920,000	4,723,000
Deferred costs - current	3,750,000	4,208,000
Prepaid expenses and other current assets	3,495,000	3,795,000

Total current assets	27,908,000	30,730,000

Investments - long term	1,499,000	10,238,000
Financing receivables - less current portion	2,430,000	1,658,000
Deferred costs - less current portion	6,638,000	5,027,000
Fixed assets, net	3,075,000	2,770,000
Goodwill	1,837,000	7,042,000
Intangible assets, net	706,000	5,595,000
Other assets	153,000	159,000

	$44,246,000	$63,219,000

LIABILITIES
Current liabilities:
Short-term borrowings	$2,993,000	$-
Accounts payable and accrued expenses	7,622,000	8,637,000
Deferred revenue - current	7,197,000	9,799,000
Acquisition related contingent consideration - current	-	1,868,000

Total current liabilities	17,812,000	20,304,000

Deferred rent	366,000	316,000
Deferred revenue - less current portion	10,066,000	8,403,000
Acquisition related contingent consideration – less current portion	-	815,000

	28,244,000	29,838,000

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	129,000	165,000
Additional paid-in capital	111,844,000	132,980,000
Accumulated deficit	(91,498,000)	(94,494,000)
Accumulated other comprehensive loss	(103,000)	(471,000)
Treasury stock	(4,370,000)	(4,799,000)

Total stockholders’ equity	16,002,000	33,381,000
Total liabilities and stockholders’ equity	$44,246,000	$63,219,000

* Derived from audited balance sheet as of December 31, 2016

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Nine Months Ended September 30,
	2016	2017
Cash flows from operating activities:

Net loss	$(4,287,000)	$(2,996,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	48,000	141,000
Stock-based compensation expense	1,499,000	1,853,000
Depreciation and amortization	522,000	742,000
Inventory reserve	160,000	256,000
Other non-cash items	21,000	(49,000)
Changes in:
Accounts receivable	1,996,000	967,000
Financing receivables	435,000	1,050,000
Inventory	930,000	7,000
Prepaid expenses and other assets	(93,000)	(306,000)
Deferred costs	(2,438,000)	1,153,000
Deferred revenue	1,669,000	939,000
Accounts payable and accrued expenses	(1,744,000)	134,000
Net cash (used in) provided by operating activities	(1,282,000)	3,891,000
Cash flows from investing activities:
Business acquisition	-	(7,098,000)
Capital expenditures	(389,000)	(197,000)
Purchase of investments	(768,000)	(10,618,000)
Proceeds from the sale and maturities of investments	758,000	678,000
Net cash used in investing activities	(399,000)	(17,235,000)
Cash flows from financing activities:
Proceeds from underwritten public offering	-	16,065,000
Borrowings under revolving credit facility	1,900,000	11,655,000
Repayments under revolving credit facility	(1,314,000)	(14,648,000)
Proceeds from exercise of stock options	20,000	1,254,000
Net cash provided by financing activities	606,000	14,326,000
Effect of foreign exchange rate changes on cash and cash equivalents	183,000	(408,000)
Net (decrease) increase in cash and cash equivalents	(892,000)	574,000
Cash and cash equivalents - beginning of period	4,489,000	4,972,000
Cash and cash equivalents - end of period	$3,597,000	$5,546,000